Exhibit 1

JOINT FILING AGREEMENT

THIS JOINT FILING AGREEMENT (this “Agreement”) is made and entered into as of this 27th day of February, 2007, by and among Carlos Slim Helú, Carlos Slim Domit, Marco Antonio Slim Domit, Patrick Slim Domit, María Soumaya Slim Domit, Vanessa Paola Slim Domit, Johanna Monique Slim Domit, Carso Global Telecom, S.A.B. de C.V., Grupo Financiero Inbursa, S.A.B. de C.V., Inmobiliaria Carso, S.A. de C.V., Banco Inbursa S.A., Institucional de Banca Múltiple, Grupo Financiero Inbursa, División Fiduciaria, as Trustee of Trust No. F/0008 and Trust No. F/0395, Fundación Telmex, A.C. and Asociación Carso, A.C.

Each of the parties hereto hereby agrees to prepare jointly and file timely (or otherwise to deliver as appropriate) all filings on any Schedule 13D or 13G relating to its ownership (direct or otherwise) of any securities of América Móvil, S.A.B. de C.V., a sociedad anónima bursátil de capital variable, and any and all amendments thereto and any other document relating thereto (collectively, the “Filings”) required to be filed by it pursuant to the United States Securities Exchange Act of 1934, as amended. Each party to this Agreement further agrees and covenants to the other parties that it will fully cooperate with such other parties in the preparation and timely filing (and other delivery) of such Filings.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

Carlos Slim Helú
____________________________
Carlos Slim Domit	By: /s/ Eduardo Valdés Acra
____________________________	Eduardo Valdés Acra
Marco Antonio Slim Domit	Attorney-in-Fact
____________________________	February 27 , 2007
Patrick Slim Domit
____________________________
María Soumaya Slim Domit
____________________________
Vanessa Paola Slim Domit
____________________________
Johanna Monique Slim Domit

INMOBILIARIA CARSO, S.A. DE C.V.
____________________________
By: Eduardo Valdés Acra
Title: Attorney-in-Fact

CARSO GLOBAL TELECOM, S.A.B. DE C.V.
____________________________
By: Eduardo Valdés Acra
Title: Attorney-in-Fact

GRUPO FINANCIERO INBURSA, S.A.B. DE C.V.
____________________________
By: Eduardo Valdés Acra
Title: Attorney-in-Fact

BANCO INBURSA S.A., INSTITUCION DE BANCA MULTIPLE, GRUPO FINANCIERO INBURSA, DIVISION FIDUCIARIA, AS TRUSTEE OF TRUST NO. F/0008
____________________________
By: Eduardo Valdés Acra
Title: Attorney-in-Fact

BANCO INBURSA S.A., INSTITUCION DE BANCA MULTIPLE, GRUPO FINANCIERO INBURSA, DIVISION FIDUCIARIA, AS TRUSTEE OF TRUST NO. F/0395
____________________________
By: Eduardo Valdés Acra
Title: Attorney-in-Fact

FUNDACION TELMEX, A.C.
____________________________
By: Eduardo Valdés Acra
Title: Attorney-in-Fact

FUNDACION CARSO, A.C.
____________________________
By: Eduardo Valdés Acra
Title: Attorney-in-Fact